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                                                                    EXHIBIT 4.13


                               DATED 15 APRIL 1999










                      CENTEX DEVELOPMENT COMPANY UK LIMITED




                                   INSTRUMENT


                                  CONSTITUTING
                  GUARANTEED UNSECURED SET OFF LOAN NOTES 2001























                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                             TEL: (+44) 171 456 2000

                                  Ref: SGG/JLF



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         THIS INSTRUMENT is entered into as a deed this 15 day of April 1999 by

         CENTEX DEVELOPMENT COMPANY UK LIMITED (Company No 3720116]) whose registered office is at Goldville House, Church Street West, Woking GU21 1DJ (hereinafter called the "COMPANY")

         WHEREAS:

         (A) The Company by a resolution of its Board of Directors or a duly authorised committee thereof passed on 15 April 1999 authorised the creation of the Guaranteed Unsecured Loan Notes 2001 in connection with the acquisition by the Company of the entire issued class "A" share capital of Fairclough Homes Group Limited (the "ACQUISITION") to be constituted as hereinafter provided and subject to and with the benefit of the Schedules which shall be deemed to be part of this Instrument; and

         (B) The payment of amounts due in respect of the Notes and performance of the Company's obligations under this Deed have been guaranteed pursuant to a Guarantee (as defined below).

         NOW THIS INSTRUMENT WITNESSES AND DECLARES as follows:

1        DEFINITIONS

1.1 In this Instrument and the Schedules the following expressions shall, unless the context requires otherwise, have the following meanings:

         "AMEC" means AMEC Finance Limited;

         "AMEC RETAINED GROUP" means AMEC p.l.c. and its subsidiary undertakings from time to time other than the Group Companies and the Management Companies (as defined in the Share Purchase Agreement);

         "BUSINESS DAY" means any day (excluding Saturdays and Sundays) on which banks in London are open for business;

         "CERTIFICATE" means a certificate substantially in the form set out in the First Schedule duly executed by the Company relating to the Notes represented by it;

         "CLOSING" shall have the meaning set out in the Share Purchase
         Agreement;

         "CONDITIONS" means the conditions set out in the Second Schedule as the same may be modified from time to time in accordance with the provisions herein contained;

         "DIRECTORS" means the Board of Directors for the time being of the Company or a duly authorised committee thereof;

         "FHGL" means Fairclough Homes Group Limited;

         "GROUP COMPANY" means any one of Fairclough Homes Group Limited and its subsidiary undertakings other than in Condition 5 when Group Company shall have the meaning set out in the Share Purchase Agreement;

         "GUARANTEE" means the Guarantee dated of even date hereof executed by Centex Homes, Centex Development Company L.P., Centex Corporation and the Company;

         "GUARANTORS" means Centex Homes, Centex Development Company LP. and Centex Corporation;

         "INDEBTEDNESS" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

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         "NOTEHOLDERS" means the several persons for the time being entered on the Register as the holders of the Notes;

         "NOTES" means the Guaranteed Unsecured Loan Notes 2001 hereby constituted;

         "REGISTER" means the register of Noteholders to be maintained by the Company in accordance with Clause 7;

         "REPAYMENT" includes "redemption" and vice versa and the words "repay", "redeem", "repayable", "redeemable", "repaid" and "redeemed" shall be construed accordingly;

         "SHARE PURCHASE AGREEMENT" means the agreement entered into on even date hereto between AMEC p.l.c., AMEC Finance Limited and the Company in connection with the Acquisition; and

         "TRANSFER OFFICE" means Goldvale House, Church Street West, Woking, GU21 1DJ or such other place within the United Kingdom as the Directors may determine and notify each of the Noteholders in writing where the Company is situate for the time being.

1.2 References herein to "THIS INSTRUMENT" or "THIS DEED" shall include any Schedules hereto and references herein to Clauses, Conditions, paragraphs, sub-paragraphs or Schedules are to clauses, conditions, paragraphs, sub-paragraphs hereof or to the schedules hereto.

1.3 Subject as expressly defined any words and expressions defined in the Companies Act 1985 and used herein shall have the same meanings when used in this Instrument.

1.4 References herein to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof from time to time in force.

1.5 Words used herein denoting persons shall include corporations, the masculine gender shall include the feminine and the neuter and the singular shall include the plural and vice versa.

1.6 The headings herein are for convenience of reference only, do not constitute a part of this instrument and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

1.7 "LIQUIDATED LOSS", "LOSS", "OPERATING PROFITS", "SHAREHOLDERS AGREEMENT" and "WARRANTIES" shall have their respective meanings as set out in the Share Purchase Agreement.

2        AMOUNT OF THE NOTES

         The principal amount of the Notes constituted by this Instrument is (pounds) l0,000.000. The Notes shall be issued fully-paid in denominations of (pounds) 1 in nominal amount or integral multiples thereof and shall be transferable in such amounts as provided in the Second Schedule.

3        STATUS OF THE NOTES

         The Notes when issued shall rank pari passu equally and rateably without discrimination or preference and as unsecured obligations of the Company except for those obligations as may be preferred by law. The Notes shall be known as the "GUARANTEED UNSECURED LOAN NOTES 2001".

4        CONDITIONS OF ISSUE

         The Conditions and provisions contained in the Schedules shall have effect in the same manner as if such Conditions and provisions were set out herein. The Notes shall be held subject to and with the benefit of the Conditions and of the provisions in the Schedules, all of which shall be binding on the Company and the Noteholders and all persons claiming through them respectively.


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5        COVENANTS BY THE COMPANY

         The Company hereby covenants with the Noteholders and each of them duly to perform and observe the obligations on its part contained in this Instrument to the intent that this Instrument shall enure for the benefit of all Noteholders each of whom may sue for the performance or observance of the provisions hereof so far as his holding of Notes is concerned.

6        CERTIFICATES FOR NOTES

6.1 Each Noteholder will, subject to the terms of this Instrument, be entitled without charge to one Certificate for the aggregate number of Notes registered in his name or, if so requested by a Noteholder, two Certificates each representing a tranche of the Notes registered in his name and together representing the aggregate number of Notes registered in his name. Each Certificate shall bear a denoting number and shall be executed by the Company. Every Certificate shall be in the form or substantially in the form set out in the First Schedule and shall have the Conditions endorsed thereon.

6.2 The Company shall not be bound to register more than four persons as the joint holders of any Notes and in the case of Notes held jointly by several persons the Company shall not be bound to issue more than one Certificate therefor. Delivery of a Certificate to one of such persons shall be sufficient delivery to all. When a Noteholder transfers or has redeemed part only of his Notes, the old Certificate shall be cancelled and a new Certificate for the balance of such Notes issued without charge.

7        REGISTER OF NOTES

7.1 The Company shall at all times keep at the Transfer Office or at its registered office a Register showing:

         (a) the names and addresses of the holders for the time being of the Notes and, in the case of joint holders, the names of the joint holders and the address of the first named holder;

         (b) the amount of the Notes held by each registered holder and, in the case of joint holders, the amount of Notes held by the joint holders taken together;

         (c) the date on which the name of each individual registered holder (including, in the case of joint holders, each joint holder) is entered in respect of the Notes standing in his or their name; and

         (d) the number of each Certificate for the Notes issued and the date of issue thereof.

         Any change of name or address on the part of any Noteholder shall forthwith be notified to the Company and as soon as reasonably practicable (and in any event within 5 Business Days) the Register shall be altered accordingly. The Noteholders or any of them and any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder shall be at liberty, at all reasonable times during office hours on any Business Day, to inspect the Register.

7.2 Except as required by law, the Company will recognise the registered holder of any Notes as the absolute owner thereof for all purposes and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Notes may be subject and the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal moneys payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Company, notwithstanding any notice it may have. whether express or otherwise, of the right, title, interest or claim of any other person to or in such Notes, interest or moneys.

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         The Company shall not be bound to enter any notice of any trust, whether express, implied or constructive, on the Register in respect of any Notes. The provisions of this Clause 7.2 are subject to the provisions of Condition 5 in Schedule 2.

7.3 Noteholders shall be entitled to receive a copy of this Instrument without charge on application to the Company.

8        REDEMPTION

         On 30 March 2001 (the "REDEMPTION DATE"), the Company will pay to each of the Noteholders the principal amount of the Notes held by the relevant Noteholder on that date.

9        SET OFF

         The Loan Notes are issued subject to the set off provisions contained in Condition 5 of Schedule 2.

10       GOVERNING LAW

         This Instrument and the Notes shall be governed by, and construed and enforced in accordance with English law without regard to the conflict of law rules thereof. The Company irrevocably agrees that the Courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Instrument and the Notes.

         IN WITNESS whereof this Instrument has been executed and delivered as a deed on the date first stated above.


         EXECUTED as a DEED by               )
         CENTEX DEVELOPMENT                  )
         COMPANY UK LIMITED                  )
         acting by                           )

         Director                  /s/ Stewart A. Baseley

         Director/Secretary        /s/ Paul M. Bak



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                               THE FIRST SCHEDULE

                               FORM OF CERTIFICATE

     CERTIFICATE NO.           ISSUE DATE                 AMOUNT
                                                          L.

                      CENTEX DEVELOPMENT COMPANY UK LIMITED

         (Incorporated with limited liability under the laws of England with registered number 3720116)

                      GUARANTEED UNSECURED LOAN NOTES 2001

         THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of the amount set out below of the Guaranteed Unsecured Loan Notes 2001 constituted by an instrument entered into by the Company on 15 April 1999 (the "INSTRUMENT") and issued with the benefit of and subject to the provisions contained in the Instrument. Where the context so admits, words and expressions defined in the Instrument shall bear the same meanings in the Conditions endorsed hereon.

         This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and any payment due on the Notes will be made only to the duly registered holder.

         NAMES OF HOLDER(S)                                   AMOUNT OF NOTES

         SIGNED AND DELIVERED AS A DEED
         by CENTEX DEVELOPMENT COMPANY UK LIMITED
         ACTING BY:

         Director                           Director/Secretary

         DATED:            APRIL 1999

         NOTES:

1 The Notes are repayable in accordance with the Conditions endorsed hereon.

2 This Certificate must be surrendered before any transfer, whether of the whole or any part of the Notes comprised in it, can be registered or any new Certificate issued in exchange.

3 The Notes are transferable in accordance with the Conditions endorsed hereon and this Certificate must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the Transfer Office.

4 A copy of the Instrument is available for inspection at the Transfer Office at all reasonable times during office hours on any Business Day. Noteholders shall be entitled to receive a copy of the Instrument and its Schedules without charge on application to the Company.

5        No interest is payable on the Notes.


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                               THE SECOND SCHEDULE

                                 THE CONDITIONS

1        REPAYMENT, PURCHASE AND REDEMPTION

         Unless previously repaid, redeemed or purchased by the Company and subject to Condition 5, the amount of the Notes held by each Noteholder shall be repaid on 30 March 2001. Payment of the amount of the Notes shall be in the manner specified in Condition 3.

2        EVENTS ON WHICH NOTES BECOME IMMEDIATELY REPAYABLE

         Notwithstanding any other provisions of the Instrument or these Conditions, each Noteholder shall be entitled to require all or part of the Notes registered in the name of that Noteholder (so far as not previously repaid and unless otherwise agreed in writing by that Noteholder) to be repaid at par, (subject to any legal requirement to deduct tax therefrom), in each and every of the following events, immediately upon written notice by such Noteholder to the Company whilst the same is continuing:

2.1 failure by the Company to pay, within five Business Days after the due date for payment, any amount payable on any of the Notes held by that Noteholder and such failure is not remedied within five Business Days after notice of that default has been given by such Noteholder to the Company; or

2.2 the making of an order by a competent court or the passing of an effective resolution for the winding-up or dissolution of any Group Company (other than for the purposes of a reconstruction, amalgamation, merger or members' voluntary winding-up on terms previously approved in writing by any director or the Company Secretary of AMEC p.l.c., (such consent not to be unreasonably withheld or delayed); or

2.3 the taking of possession by an encumbrancer of, or the appointment of a trustee, administrator or administrative receiver or manager or a similar officer over, or an administration order being made in respect of, the whole or substantially the whole of the undertaking or property of any Group Company, unless the same is paid out or discharged within thirty days or any similar or analogous event in any jurisdiction; or

2.4 the Company does not perform or comply with any one or more of its other obligations under this Instrument and, if that default is capable of remedy, it is not remedied within five Business Days after notice of that default has been given to it by any Noteholder or AMEC p.l.c.; or

2.5 Centex Corporation fails to procure a letter of credit from a USA or UK bank (reasonably acceptable to AMEC p.l.c.) in accordance with clause 7 of the Guarantee and such failure is not remedied within five Business Days after notice of that default has been given by any Noteholder or AMEC p.l.c. to the Company; or

2.6 any other Indebtedness of any Group Company (other than Fairpine Limited, Viewton Properties and the Management Companies) becomes due and payable before its normal maturity by reason of any actual default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that Indebtedness or, as a result of any actual event of default or the like (however described) any facility relating to any such Indebtedness is or is declared to be cancelled or terminated before its normal expiry date and such failure is not remedied within three Business Days after notice of that default has been given by any Noteholder to the Company; or

2.7 Centex Corporation is insolvent or unable to pay its debts, stops, suspends payment of all or a material part of (or of a particular type of) its Indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular

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         type of) its Indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the Indebtedness of the Company, the Guarantors or any Group Company;

2.8 it is or will become unlawful for the Company and/or the Guarantor to perform or comply with any one or more of its payment obligations under the Instrument or the Notes;

2.9 the Guarantees contained in the Guarantee are not (or are claimed by the Company or any one of the Guarantors not to be) in full force and effect; or

2.10 any event occurs which under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in this Condition.

         The Company shall give the Noteholders notice of the happening of any of the foregoing events promptly after becoming aware of the same.

3        PAYMENT

         Payment under the terms of this Instrument shall be effected by crediting on the relevant payment date the account specified by the relevant Noteholder to the Company at least three Business Days prior to the relevant payment date. If no such account has been specified, payment may be made by cheque, made payable to the Noteholder and sent to his address as set out in the register of Noteholders or, in the case of joint holders, to the first named holder or to such person or persons as the registered holder or joint holders may in writing, received by the Company at least three Business Days prior to the date of such payment, have directed. Every such cheque may be sent through the post no later than the Business Day preceding the due date for payment.

4        CANCELLATION

         All Notes repaid, redeemed or purchased by the Company in full shall be cancelled and the Company shall not be at liberty to keep the same for the purposes of re-issue or to re-issue the same.

5        RIGHT OF SET OFF

5.1      LIQUIDATED LOSSES; SET OFF

         5.1.1 Subject to AMEC's right to object to any set off or recoupment of any Loss which has become a Liquidated Loss, the Company shall be entitled to set off or recoup any Liquidated Loss that has been actually incurred by or imposed upon the Company pursuant to the Share Purchase Agreement against this Set Off Loan Note (a "SET OFF").

         5.1.2 Prior to or concurrently with each exercise by the Company of its right of Set Off, the Company shall deliver a written notice to AMEC (the "SET OFF NOTICE"), which notice shall set forth the amount of the Liquidated Loss, together with a reasonably detailed statement of the circumstances under which such Liquidated Loss was incurred and the total of all Liquidated Losses that have been Set Off by the Company up to the date of the Set Off Notice.

         5.1.3 The Company acknowledges that other than where the provisions of Condition 5.1.4 below apply, the Company shall not be entitled to a Set Off to the extent that the amount of any loss is or has been reflected in a diminution of the Operating Profits or a provision or reserve has been made by the Company or the Group Company (and not disputed by AMEC).


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         5.1.4    If at the time the Company is entitled to a Set Off the
                  Company has injected equity capital into the Group Companies or any of them pursuant to the Shareholders' Agreement, and accordingly the Company is entitled to a proportionate share of the net after tax earnings of the Group Companies, then such Set Off will be applied against this Set Off Loan Note as opposed to reducing the Operating Profits.

5.2      UNLIQUIDATED LOSSES; SET OFF RESERVES

         5.2.1    ESTABLISHMENT OF SET OFF RESERVES

                  Subject to AMEC's right to object to any set off or recoupment of any Loss as provided below, at any time prior to the date of redemption of this Set Off Loan Note (the "REDEMPTION DATE"), if and to the extent that the Company reasonably determines that it has a bona fide claim under the Warranties that has not yet become a Liquidated Loss (an "UNLIQUIDATED LOSS"), the Company shall be entitled to establish a reserve equivalent to the amount it reasonably considers to be a genuine estimate of the amount of the Loss (a "SET OFF RESERVE") against this Set Off Loan Note in respect of such Unliquidated Loss, provided that AMEC receives from the Company the Set Off Reserve Notice 10 Business Days prior to the Redemption Date. The Company shall take into consideration the availability of insurance coverage for any Unliquidated Loss in establishing any Set Off Reserve.

         5.2.2    SET OFF RESERVE NOTICE

                  10 Business Days prior to the establishment of a Set Off Reserve, the Company shall deliver a written notice to AMEC (the "SET OFF RESERVE NOTICE"), which notice shall set forth the amount of the Unliquidated Loss, together with a reasonably detailed statement of the basis for the Company's determination that such Unliquidated Loss is reasonably likely to be incurred by or imposed and the total of all Unliquidated Losses that have been reserved by the Company to the date of the Set Off Reserve Notice.

         5.2.3    SUSPENSION OF OBLIGATIONS

                  The obligation of the Company to pay this Set Off Loan Note to AMEC, as provided in this Set Off Loan Note Instrument, shall be suspended (but not the accrual of interest payable pursuant to Condition 5.2.4) to the extent of the aggregate amount of Set Off Reserves not settled pursuant to this Condition 5.2 at the time of such payment.

         5.2.4    SETTLEMENT OF SET OFF RESERVES

                  If at any time it is determined (whether by agreement between the parties or pursuant to the dispute resolution procedures set forth in Condition 5.4 or as a result of a judicial determination of the Final Loss Amount (as defined below)) that any Set Off Reserve exceeds the aggregate amount of the Losses ultimately incurred by or imposed upon the Company as a result of or based upon the events or conditions to which the Set Off Reserve relates (or that Claim to which the Set Off Reserve relates is not a valid claim) (the "FINAL LOSS AMOUNT") or that the claim to which the Set Off Reserve relates is not a valid claim, the amount of such Set Off Reserve in excess of such Final Loss Amount or, as appropriate, the entire Set Off Reserve, shall cease to be suspended and shall be paid within 2 Business Days under and in accordance with the terms of this Set Off Loan Note together with interest at the rate of 1 % above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

                  If and to the extent that at any time an Unliquidated Loss (in respect of which a Set Off Reserve has been established) becomes a Liquidated Loss which has not otherwise been satisfied (the "FINAL LOSS AMOUNT"), the nominal value of this Set Off Loan Note equivalent to the Final Loss Amount shall be paid by the Company immediately upon such Unliquidated Loss becoming a Liquidated Loss but the Company shall be deemed

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                  to be irrevocably and conditionally instructed by the
                  Noteholder to apply the proceeds of such repayment in payment of the Liquidated Loss in full and final settlement of the Liquidated Loss and so that AMEC shall have no further liability to the Company in respect of the amount of Set Off Reserve relating to such Liquidated Loss but, without prejudice to the Company's right to recover the balance of such Liquidated Loss from AMEC and the Company shall have no further liability to any Noteholder in relation to this Set Off Loan Note subject to such to repayment.

                  If and to the extent any Set Off Reserve has been established and a provision is subsequently made in the accounts prepared pursuant to clause 5 of the Shareholders' Agreement, then the amount of such Set Off Reserve shall be reduced to the extent that the preferential dividend paid to the holders of the "B" Shares in the Company on or around 30 June 2001 is reduced by the inclusion of such provision and the relevant amount shall cease to be suspended and shall be paid within 2 Business Days of the date on which the preferential dividend is paid together with interest at the rate of 1% above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

                  For the purpose of this Condition 5.2, "Loss" or "Losses" shall not include any amount of a claim in respect of Taxation.

5.3      OBJECTION PROCEDURE

         If AMEC disputes any exercise by the Company of its right to make a Set Off or a Set Off Reserve, then AMEC shall deliver a written notice to the Company ("OBJECTION NOTICE") within 5 Business Days following receipt of a Set Off Reserve Notice. The Objection Notice shall state the portion of the applicable Loss to which AMEC objects and a reasonably detailed description of the basis of such objection. AMEC and the Company shall negotiate in good faith to resolve any dispute with respect to the matters set forth in the Objection Notice for a period of 20 days following receipt of such Objection Notice by the Company.

5.4      DETERMINATION BY AN EXPERT

         5.4.1 If AMEC and the Company are not able to agree during the dispute resolution period provided above:

         (a) whether or not there are reasonable grounds for making a claim under the Warranties; and/or

         (b) whether or not the amount of the claim under the Warranties represents a reasonable estimate of the loss and/or liability which is likely to be awarded in respect of such claim.

                  ((a) and (b) together being the "CLAIM CRITERIA"), either of them may by written request to the other specify a counsel of at least 10 years' standing (or other appropriate person) whom they wish to opine on the Claim Criteria. If they cannot agree on the counsel or other appropriate person within 3 Business Days of the written request then either of them may at any time thereafter apply to the President of the Bar Council to nominate a counsel of at least 10 years' standing to opine on the Claim Criteria. The counsel or other appropriate person so agreed or appointed (who shall act as an expert and not as an arbitrator and whose costs shall be borne as he shall direct and whose determination shall (subject to Condition 5.4.2) be final and binding on the Company and AMEC) shall be asked to opine on the Claim Criteria.

         5.4.2 Any Claim Criteria determined in accordance with this Condition 5.4 shall be relevant solely for the purpose of determining whether a claim under the Warranties constitutes an Unliquidated Loss and if so what the appropriate amount of such loss is and shall

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                  have no other effect whatsoever. and in particular shall not operate to determine or settle any actual liability or the quantum thereof on account of any claim under the Warranties.

         5.4.3 If the amount of the Unliquidated Loss determined by the expert is less than any Set Off Reserve already established, the amount of such difference shall cease to be suspended and shall be paid to AMEC within two Business Days together with interest at the rate of 1% above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

         5.5      OBLIGATION TO RESOLVE WARRANTY CLAIMS

                  To the extent that any Set Off Reserve has been established in relation to any Unliquidated Loss, the Company shall use reasonable endeavours to pursue the claim in respect of such Unliquidated Loss under the Warranties to which such Unliquidated Loss applies with a view to ensuring that the Set Off Reserve is reduced as quickly as possible.

         6        TRANSFER OF NOTES

         6.1 The Notes are transferable by instrument in writing in multiples of (pound)100 in the usual or common form (or in such other form as the Directors may approve) to any member of the AMEC Retained Group.

         6.2 Every instrument of transfer must be signed by the transferor (or by a person authorised to sign on behalf of the transferor) and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

         6.3 Every instrument of transfer must be sent for registration to the Transfer Office accompanied by the Certificate(s) for the Notes to be transferred together with such other evidence as the Directors or other officers of the Company authorised to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. All instruments of transfer which shall be registered may be retained by the Company.

         6.4 No fee shall be charged for the registration of any transfer or for the registration of any power of attorney or other document relating to or affecting the title to any Notes.

         7        MODIFICATION

                  The provisions of the Instrument or of the Notes and the rights of the Noteholders may from time to time be modified, abrogated or compromised or any arrangement agreed between the Company and the Noteholders.

         8        DEALINGS

                  The Notes shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Notes to be listed or otherwise traded.

         9        RECEIPT OF JOINT HOLDERS

                  If two or more persons are entered in the Register as joint registered holders of any Notes then, without prejudice to Clause 7 of the Instrument, the receipt by any one of such persons of any interest or principal or other moneys payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

         10       REPLACEMENT OF CERTIFICATES

                  If the Certificate for any Notes is lost, defaced or destroyed, it may, upon payment by the Noteholder of any out-of-pocket expenses of the Company, be renewed. on such terms (if any) as to evidence and indemnity as the Directors may require, but so that, in the case of defacement, the defaced Certificate shall be surrendered before the new Certificate is issued.

         11       RISK TO NOTEHOLDERS

                  All Certificates, other documents and remittances sent through the post shall be sent at the risk of the Noteholder(s) entitled thereto.

         12       NOTICES

         12.1 Any notice or other communication required, permitted or contemplated by this Deed ("NOTICE") must be in writing and delivered to the recipient by registered or certified mail, return receipt requested or delivered by facsimile mail with the original counterpart thereof being sent on the same business day or on the business day immediately following the date of facsimile transmission. Such Notice shall be deemed received three Business Days after a registered or certified letter containing such Notice, properly addressed with the postage prepaid is posted or on the same day if transmitted by facsimile mail.

         12.2 Any notice or other document (including Certificates) may be given or sent to any Noteholder addressed to such Noteholder at his registered address in the United Kingdom or (if he has no registered address within the United Kingdom) to the address (if any) within the United Kingdom supplied by him to the Company for the giving of notice to him. In the case of joint registered holders of any Notes, a notice given to the Noteholder whose name stands first in the Register in respect of such Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Notes in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a pre-paid envelope addressed to them by name or by the title of the representative or trustees of such holder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy has not occurred. Save as otherwise provided in this paragraph, only Noteholders with a registered address in the United Kingdom shall be entitled to receive any notice, demand or other document.

         12.3 Any notice, demand or other document (including Certificates and transfers of Notes) may be served on the Company either personally or by sending the same by post in a pre-paid letter addressed to the Company at its registered office for the time being (marked for the attention of the Company Secretary) or to such other address in England as the Company may from time to time notify to Noteholders.

         13       GENERAL

         13.1 The Register together with a copy of the Instrument shall during business hours be open to the inspection of any Noteholder or any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder without charge at the Transfer Office.

         13.2 The Instrument and the Notes are governed by, and will be construed in accordance with, English law.

        CERTIFICATE NO.           ISSUE DATE                 AMOUNT
                                  15 April 1999              L.10,000,000

                      CENTEX DEVELOPMENT COMPANY UK LIMITED

         (Incorporated with limited liability under the laws of England with registered number 3720116)

                      GUARANTEED UNSECURED LOAN NOTES 2001

         THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(S) of the amount set out below of the Guaranteed Unsecured Loan Notes 2001 constituted by an instrument entered into by the Company on 15 April 1999 (the "INSTRUMENT") and issued with the benefit of and subject to the provisions contained in the Instrument. Where the context so admits. words and expressions defined in the Instrument shall bear the same meanings in the Conditions endorsed hereon.

         This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and any payment due on the Notes will be made only to the duly registered holder.

         NAMES OF HOLDER(S)                          AMOUNT OF NOTES

         AMEC Finance Limited                        L.10,000,000

         SIGNED AND DELIVERED AS A DEED
         by CENTEX DEVELOPMENT COMPANY UK LIMITED
         ACTING BY:

         Director /s/ [Illegible]   Director

         DATED:            15 APRIL 1999

         NOTES:

1 The Notes are repayable in accordance with the Conditions endorsed hereon.

2 This Certificate must be surrendered before any transfer, whether of the whole or any part of the Notes comprised in it, can be registered or any new Certificate issued in exchange.

3 The Notes are transferable in accordance with the Conditions endorsed hereon and this Certificate must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the Transfer Office.

4 A copy of the Instrument is available for inspection at the Transfer Office at all reasonable times during office hours on any Business Day. Noteholders shall be entitled to receive a copy of the Instrument and its Schedules without charge on application to the Company.

5        No interest is payable on the Notes.

                                 THE CONDITIONS

1        REPAYMENT, PURCHASE AND REDEMPTION

         Unless previously repaid. redeemed or purchased by the Company and subject to Condition 5. the amount of the Notes held by each Noteholder shall be repaid on 30 March 2001. Payment of the amount of the Notes shall be in tie manner specified in Condition 3.

2        EVENTS ON WHICH NOTES BECOME IMMEDIATELY REPAYABLE

         Notwithstanding any other provisions of the Instrument or these Conditions, each Noteholder shall be entitled to require all or part of the Notes registered in the name of that Noteholder (so far as not previously repaid and unless otherwise agreed in writing by that Noteholder) to be repaid at par, (subject to any legal requirement to deduct tax therefrom), in each and every of the following events, immediately upon written notice by such Noteholder to the Company whilst the same is continuing:

2.1 failure by the Company to pay, within five Business Days after the due date for payment, any amount payable on any of the Notes held by that Noteholder and such failure is not remedied within five Business Days after notice of that Default has been given by such Noteholder to the Company; or

2.2 the making of an order by a competent Court or the passing of an effective resolution for the winding-up or dissolution of any Group Company (other than for the purposes of a reconstruction. amalgamation, merger or members' voluntary winding-up on terms previously approved in writing by any director or the Company Secretary of AMEC p.l.c.; (such consent not to be unreasonably withheld or delayed); or

2.3 the taking of possession by an encumbrancer of, or the appointment of a trustee, administrator or administrative receiver or manager or a similar officer over, or an administration order being made in respect of, the whole or substantially the whole of the undertaking or property of any Group Company, unless the same is paid out or discharged within thirty days or any similar or analogous event in any jurisdiction: or

2.4 the Company does not perform or comply with any one or more of its other obligations under this Instrument and, if that default is capable of remedy, it is not remedied within five Business Days after notice of that default has been given to it by any Noteholder or AMEC p.l.c.; or

2.5 Centex Corporation fails to procure a letter of credit from a USA or UK bank (reasonably acceptable to AMEC p.l.c.) in accordance with clause 7 of the Guarantee and such failure is not remedied within five Business Days after notice of that default has been given by any Noteholder or AMEC p.l.c. to the Company; or

2.6 any other Indebtedness of any Group) Company (other than Fairpine Limited, Viewton Properties and the Management Companies) becomes due and payable before its normal maturity by reason of any actual default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that Indebtedness or, as a result of any actual event of default or the like (however described) any facility relating to any such Indebtedness is or is declared to be cancelled or terminated before its normal expiry date and such failure is not remedied within three Business Days after notice of that default has been given by any Noteholder to the Company; or

2.7 Centex Corporation is insolvent or unable to pay its debts, stops, suspends payment of all or a material part of (or of a particular type of) its Indebtedness begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its Indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the Indebtedness of the Company, the Guarantors, or any Group Company:

2.8 it is or will become unlawful for the Company and/or the Guarantor to perform or comply with any one or more of its payment obligations under the Instrument or the Notes;

2.9 the Guarantees contained in the Guarantee are not (or are claimed by the Company or any one of the Guarantors not to be) in full force and effect; or

2.10 any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in this Condition.

         The Company shall give the Noteholders notice of the happening of any of the foregoing events promptly after becoming aware of the same.

3        PAYMENT

         Payment under the terms of this Instrument shall be effected by crediting on the relevant payment date the account specified by the relevant Noteholder to the Company at least three Business Days prior to the relevant payment date. If no such account has been specified, payment may be made by cheque, made payable to the Noteholder and sent to his address as set out in the register of Noteholders or, in the case of joint holders, to the first named holder or to such person or persons as the registered holder or joint holders may in writing, received by the Company at least three Business Days prior to the date of such payment, have directed. Every such cheque may be sent through the post no later than the Business Day preceding the due date for payment.

4        CANCELLATION

         All Notes repaid, redeemed or purchased by the Company in full shall be cancelled and the Company shall not be at liberty to keep the same for the purposes of re-issue or to re-issue the same.

5        RIGHT OF SET OFF

5.1      LIQUIDATED LOSSES; SET OFF

         5.1.1 Subject to AMEC's right to object to any set off or recoupment of any Loss which has become a Liquidated Loss, the Company shall be entitled to set off or recoup any Liquidated Loss that has been actually incurred by or imposed upon the Company pursuant to the Share Purchase Agreement against this Set Off Loan Note (a "SET OFF").

         5.1.2 Prior to or concurrently with each exercise by the Company of its right of Set Off, the Company shall deliver a written notice to AMEC (the "SET OFF NOTICE"), which notice shall set forth the amount of the Liquidated Loss, together with a reasonably detailed statement of the circumstances under which such Liquidated Loss was incurred and the total of all Liquidated Losses that have been Set Off by the Company up to the date of the Set Off Notice.

         5.1.3 The Company acknowledges that other than where the provisions of Condition 5.1.4 below apply, the Company shall not be entitled to a Set Off to the extent that the amount of any loss is or has been reflected in a diminution of the Operating Profits or a provision or reserve has been made by the Company or the Group Company (and not disputed by AMEC).

         5.1.4 If at any time the Company is entitled to a Set Off the Company has injected equity capital into the Group Companies or any of them pursuant to the Shareholders' Agreement and accordingly the Company is entitled to a proportionate share of the net after tax earnings of the Group Companies, then such Set Off will be applied against this Set Off Loan Note as opposed to reducing the Operating Profits.

5.2      UNLIQUIDATED LOSSES; SET OFF RESERVES

         5.2.1    ESTABLISHMENT OF SET OFF RESERVES

                  Subject to AMEC's right to object to any set off or recoupment of any Loss as provided below, at any time prior to the date of redemption of this Set Off Loan Note (the "REDEMPTION DATE"), if and to the extent that the Company reasonably determines that it has a bona fide claim under the Warranties that has not yet become a Liquidated Loss (an "UNLIQUIDATED LOSS"), the Company shall be entitled to establish a reserve equivalent to the amount it reasonably considers to be a genuine estimate of the amount of the Loss (a "SET OFF RESERVE") against this Set Off Loan Note in respect of such Unliquidated Loss, provided that AMEC receives from the Company the Set Off Reserve Notice 10 Business Days prior to the Redemption Date. The Company shall take into consideration the availability of insurance coverage for any Unliquidated Loss in establishing any Set Off Reserve.

         5.2.2    SET OFF RESERVE NOTICE

                  10 Business Days prior to the establishment of a Set Off Reserve, the Company shall deliver a written notice to AMEC (the "SET OFF RESERVE NOTICE"), which notice shall set forth the amount of the Unliquidated Loss, together with a reasonably detailed statement of the basis for the Company's determination that such Unliquidated Loss is reasonably likely to be incurred by or imposed and the total of all Unliquidated Losses that have been reserved by the Company to the date of the Set Off Reserve Notice.

         5.2.3    SUSPENSION OF OBLIGATIONS

                  The obligation of the Company to pay this Set Off Loan Note to AMEC, as provided in this Set Off Loan Note Instrument, shall be suspended (but not the accrual of interest payable pursuant to Condition 5.2.4) to the extent of the aggregate amount of Set Off Reserves not settled pursuant to this Condition 5.2 at the time of such payment.

         5.2.4    SETTLEMENT OF SET OFF RESERVES

                  If at any time it is determined (whether by agreement between the parties or pursuant to the dispute resolution procedures set forth in Condition 5.4 or as a result of a judicial determination of the Final Loss Amount (as defined below)) that any Set Off Reserve exceeds the aggregate amount of the Losses ultimately incurred by or imposed upon the Company as a result of or based upon the events or conditions to which the Set Off Reserve relates (or that Claim to which the Set Off Reserve relates is not a valid claim) (the "FINAL LOSS AMOUNT") or that the claim to which the Set Off Reserve relates is not a valid claim, the amount of such Set Off Reserve in excess of such Final Loss Amount or, as appropriate, the entire Set Off Reserve. shall cease to be suspended and shall be paid within 2 Business Days under and in accordance with the terms of this Set Off Loan Note together with interest at the rate of 1% above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

                  If and to the extent that at any time an Unliquidated Loss (in respect of which a Set Off Reserve has been established) becomes a Liquidated Loss which has not otherwise been satisfied (the "FINAL LOSS AMOUNT"), the nominal value of this Set Off Loan Note equivalent to the Final Loss Amount shall be paid by the Company immediately upon such Unliquidated Loss becoming a Liquidated Loss but the Company shall be deemed to be irrevocably and conditionally instructed by the Noteholder to apply the proceeds of such repayment in payment of the Liquidated Loss in full and final settlement of the Liquidated Loss and so that AMEC shall have no further liability to the Company in respect of the amount of Set Off Reserve relating to such Liquidated Loss but, without prejudice to the Company's right to recover the balance of such Liquated Loss from, AMEC and the Company shall have no further liability to any Noteholder in relation to this Set Off Loan Note subject to such repayment.

                  If and to the extent any Set Off Reserve has been established and a provision is subsequently made in the accounts prepared pursuant to clause 5 of the Shareholders Agreement, then the amount of such Set Off Reserve shall be reduced to the extent that the preferential dividend paid to the holders of the "B" Shares in the Company on or around 30 June 2001 is reduced by the inclusion of such provision and the relevant amount shall cease to be suspended and shall be paid within 2 Business Days of the date on which the preferential dividend is paid together with interest at the rate of 1% above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

                  For the purpose of this Condition 5.2. "Loss" or "Losses" shall not include any amount of a claim in respect of Taxation.

5.3      OBJECTION PROCEDURE

         If AMEC disputes any exercise by the Company of its right to make a Set Off or a Set Off Reserve, then AMEC shall deliver a written notice to the Company ("OBJECTION NOTICE") within 5 Business Days following receipt of a Set Off Reserve Notice. The Objection Notice small state the portion of the applicable Loss to which AMEC objects and a reasonably detailed description of the basis of such objection. AMEC and the Company shall negotiate in good faith to resolve any dispute with respect to the matters set forth in the Objection Notice for a period of 20 days following receipt of such Objection Notice by the Company.

5.4      DETERMINATION BY AN EXPERT

         5.4.1 If AMEC and the Company are not able to agree during the dispute resolution period provided above:

         (a) whether or not there are reasonable grounds for making a claim under the Warranties and/or

         (b) whether or not the amount of the claim under the Warranties represents a reasonable estimate of the loss and/or liability which is likely to be awarded in respect of such. claim,

                  ((a) and (b) together being the "CLAIM CRITERIA"), either of them may by written request to the other specify a counsel of at least 10 years' standing (or other appropriate person) whom they wish to opine on the Claim Criteria. If they cannot agree on the counsel or other appropriate person within 3 Business Days of the written request then either of them may at any time thereafter apply to the President of the Bar Council to nominate a counsel of at least 10 years' standing to opine on the Claim Criteria. The counsel or other appropriate person so agreed or appointed (who shall act as an expert and not as an arbitrator and whose costs shall be borne as he shall direct and whose determination shall (subject to Condition 5.4.2) be final and binding on the Company and AMEC) shall be asked to opine on the Claim Criteria.

         5.4.2 Any Claim Criteria determined in accordance with this Condition 5.4 shall be relevant solely for the purpose of determining whether a claim under the Warranties constitutes an Unliquidated Loss and if so what the appropriate amount of such loss is and shall have no other effect whatsoever, and in particular shall not operate to determine or settle any actual liability or the quantum thereof on account of any claim under the Warranties.

         5.4.3 If the amount of the Unliquidated Loss determined by the expert is less than any Set Off Reserve already established, the amount of such difference shall cease to be suspended and shall be paid to AMEC within two Business Days together with interest at the rate of 1% above the base rate of National Westminster Bank Plc from 30 March 2001 until the date of payment.

5.5      OBLIGATION TO RESOLVE WARRANTY CLAIMS

         To the extent that any Set Off Reserve has been established in relation to any Unliquidated Loss, the Company shall use reasonable endeavours to pursue the claim in respect of such Unliquidated Loss under the Warranties to which such Unliquidated Loss applies with a view to ensuring that the Set Off Reserve is reduced as quickly as possible.

6        TRANSFER OF NOTES

6.1 The Notes are transferable by instrument in writing in multiples of (pounds)100 in the usual or common form (or in such other form as the Directors may approve) to any member of the AMEC Retained Group.

6.2 Every instrument of transfer must be signed by the transferor (or by a person authorised to sign on behalf of the transferor) and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

6.3 Every instrument of transfer must be sent for registration to the Transfer Office accompanied by the Certificate(s) for the Notes to be transferred together with such other evidence as the Directors or other officers of the Company authorised to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. All instruments of transfer which shall be registered may be retained by the Company.

6.4 No fee shall be charged for the registration of any transfer or for the registration of any power of attorney or other document relating to or affecting the title to any Notes.

7        MODIFICATION

         The provisions of the Instrument or of the Notes and the rights of the Noteholders may from time to time be modified. abrogated or compromised or any arrangement agreed between the Company and the Noteholders.

8        DEALINGS

         The Notes shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Notes to be listed or otherwise traded.

9        RECEIPT OF JOINT HOLDERS

         If two or more persons are entered in the Register as joint registered holders of any Notes then, without prejudice to Clause 7 of the Instrument, the receipt by any one of such persons of any interest or principal or other moneys payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

10       REPLACEMENT OF CERTIFICATES

         If the Certificate for any Notes is lost, defaced or destroyed, it may, upon payment by the Noteholder of any out-of-pocket expenses of the Company, be renewed, on such terms (if any) as to evidence and indemnity as the Directors may require, but so that, in the case of defacement, the defaced Certificate shall be surrendered before the new Certificate is issued.

11       RISK TO NOTEHOLDERS

         All Certificates, other documents and remittances sent through the post shall be sent at the risk of the Noteholder(s) entitled thereto.

12       NOTICES

12.1 Any notice or other communication required. permitted or contemplated by this Deed ("NOTICE") must be in writing and delivered to the recipient by registered or certified mail, return receipt requested or delivered by facsimile mail with the original counterpart thereof being sent on the same business day or on the business day immediately following the date of facsimile transmission. Such Notice shall be deemed received three Business Days after a registered or certified letter containing such Notice, properly addressed with the postage prepaid is posted or on the same day if transmitted by facsimile mail.

12.2 Any notice or other document (including Certificates) may be given or sent to any Noteholder addressed to such Noteholder at his registered address in the United Kingdom or (if he has no registered address within the United Kingdom) to the address (if any) within the United Kingdom supplied by him to the Company for the giving of notice to him. In the case of joint registered holders of any Notes, a notice given to the Noteholder whose name stands first in the Register in respect of such Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Notes in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a pre-paid envelope addressed to them by name or by the title of the representative or trustees of such holder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy has not occurred. Save as otherwise provided in this paragraph, only Noteholders with a registered address in the United Kingdom shall be entitled to receive any notice, demand or other document.

12.3 Any notice, demand or other document (including Certificates and transfers of Notes) may be served on the Company either personally or by sending the same by post in a prepaid letter addressed to the Company at its registered office for the time being (marked for the attention of the Company Secretary) or to such other address in England as the Company may from time to time notify to Noteholders.

13       GENERAL

13.1 The Register together with a copy of the Instrument shall during business hours be open to the inspection of any Noteholder or any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder without charge at the Transfer Office.

13.2 The Instrument and the Notes are governed by, and will be construed in accordance with, English law.